VORNADO
REALTY TRUST

Supplemental Fixed Income Data

For the Quarter and Year Ended December 31, 2023

PENN STATION
PENN 1

Certain statements contained herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as "approximates," "believes," "expects," "anticipates," "estimates," "intends," "plans," "would," "may" or other similar expressions in this supplemental package. We also note the following forward-looking statements: in the case of our development and redevelopment projects, the estimated completion date, estimated project cost, projected incremental cash yield, stabilization date and cost to complete; estimates of future capital expenditures, dividends to common and preferred shareholders and operating partnership distributions, including the timing and form of any dividend payments, and the amount and form of potential share repurchases and/or asset sales. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. Currently, some of the factors are the increased interest rates and effects of inflation on our business, financial condition, results of operations, cash flows, operating performance and the effect that these factors have had and may continue to have on our tenants, the global, national, regional and local economies and financial markets and the real estate market in general. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see "Item 1A. Risk Factors" in Part I of our Annual Report on Form 10-K for the year ended December 31, 2023. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this supplemental package. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this supplemental package. This supplemental package includes certain non-GAAP financial measures, which are accompanied by what Vornado Realty Trust and subsidiaries (the "Company") considers the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). These include Funds From Operations ("FFO"), Funds Available for Distribution ("FAD"), Net Operating Income ("NOI") and Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre"). Quantitative reconciliations of the differences between the most directly comparable GAAP financial measures and the non-GAAP financial measures presented are provided within this supplemental package. Definitions of these non-GAAP financial measures and statements of the reasons why management believes the non-GAAP measures provide useful information to investors about the Company's financial condition and results of operations, and, if applicable, the purposes for which management uses the measures, can be found in the Definitions section of this supplemental package on page ii in the Appendix.
This supplemental package should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and the Company’s Supplemental Operating and Financial Data package for the quarter and year ended December 31, 2023, both of which can be accessed at the Company’s website www.vno.com.

FINANCIAL HIGHLIGHTS AND BUSINESS DEVELOPMENTS (unaudited)
2023 Financial Highlights
Quarter Ended December 31, 2023
Net loss attributable to common shareholders for the quarter ended December 31, 2023 was $61.0 million, or $0.32 per diluted share, compared to $493.3 million, or $2.57 per diluted share, for the prior year's quarter. Adjusting for the items that impact period-to-period comparability, net income attributable to common shareholders, as adjusted (non-GAAP) for the quarter ended December 31, 2023 was $8.0 million, or $0.04 per diluted share, and $20.0 million, or $0.10 per diluted share for the prior year’s quarter.
EBITDAre, as adjusted (non-GAAP) for the quarter ended December 31, 2023 was $268.1 million, compared to $281.3 million for the prior year’s quarter.
Year Ended December 31, 2023
Net income attributable to common shareholders for the year ended December 31, 2023 was $43.4 million or $0.23 per diluted share, compared to net loss attributable to common shareholders of $408.6 million or $2.13 per diluted share, for the year ended December 31, 2022. Adjusting for the items that impact period-to-period comparability, net income attributable to common shareholders, as adjusted (non-GAAP) for the year ended December 31, 2023 was $51.3 million or $0.27 per diluted share, and $126.5 million or $0.66 per diluted share, for the year ended December 31, 2022.
EBITDAre, as adjusted (non-GAAP) for each of the years ended December 31, 2023 and 2022 was $1.1 billion.
Liquidity
As of December 31, 2023, we had $3.2 billion of liquidity comprised of $1.3 billion of cash and cash equivalents and restricted cash and $1.9 billion available on our $2.5 billion revolving credit facilities.
Active Development
As of December 31, 2023, we have expended $686.4 million of cash with an estimated $163.6 million remaining to be spent for PENN 2 and PENN districtwide improvements.
We have a 49.9% interest in a joint venture that is developing Sunset Pier 94 Studios (see page 5 for details). As of December 31, 2023, we have funded $8.0 million of our estimated $34.0 million share of cash contributions to the project.
There can be no assurance that the above projects will be completed, completed on schedule or within budget. In addition, there can be no assurance that the Company will be successful in leasing the properties on the expected schedule or at the assumed rental rates.

Please refer to the Appendix for reconciliations of GAAP to non-GAAP measures.

FINANCIAL HIGHLIGHTS AND BUSINESS DEVELOPMENTS (unaudited)
2023 Business Developments
Dividends/Share Repurchase Program
On December 5, 2023, Vornado’s Board of Trustees declared a dividend of $0.30 per common share. Together with the $0.375 per share common dividend already paid in the first quarter of 2023, this resulted in an aggregate 2023 common dividend of $0.675 per common share. We anticipate that our common share dividend policy for 2024 will be to pay one common share dividend in the fourth quarter.
On April 26, 2023, our Board of Trustees authorized the repurchase of up to $200,000,000 of our outstanding common shares under a newly established share repurchase program.
During the year ended December 31, 2023, we repurchased 2,024,495 common shares for $29,143,000 at an average price per share of $14.40. As of December 31, 2023, $170,857,000 remained available and authorized for repurchases.
350 Park Avenue
On January 24, 2023, we and the Rudin family (“Rudin”) completed agreements with Citadel Enterprise Americas LLC (“Citadel”) and with an affiliate of Kenneth C. Griffin, Citadel’s Founder and CEO (“KG”), for a series of transactions relating to 350 Park Avenue and 40 East 52nd Street.
Pursuant to the agreements, Citadel master leases 350 Park Avenue, a 585,000 square foot Manhattan office building, on an “as is” basis for ten years, with an initial annual net rent of $36,000,000. Per the terms of the lease, no tenant allowance or free rent was provided. Citadel has also master leased Rudin’s adjacent property at 40 East 52nd Street (390,000 square feet).
In addition, we entered into a joint venture with Rudin (the “Vornado/Rudin JV”) which was formed to purchase 39 East 51st Street. Upon formation of the KG joint venture described below, 39 East 51st Street will be combined with 350 Park Avenue and 40 East 52nd Street to create a premier development site (collectively, the “Site”). On June 20, 2023, the Vornado/Rudin JV completed the purchase of 39 East 51st Street for $40,000,000, which was funded on a 50/50 basis by Vornado and Rudin.
From October 2024 to June 2030, KG will have the option to either:
•acquire a 60% interest in a joint venture with the Vornado/Rudin JV that would value the Site at $1.2 billion ($900,000,000 to Vornado and $300,000,000 to Rudin) and build a new 1,700,000 square foot office tower (the “Project”) pursuant to East Midtown Subdistrict zoning with the Vornado/Rudin JV as developer. KG would own 60% of the joint venture and the Vornado/Rudin JV would own 40% (with Vornado owning 36% and Rudin owning 4% of the joint venture along with a $250,000,000 preferred equity interest in the Vornado/Rudin JV).
◦at the joint venture formation, Citadel or its affiliates will execute a pre-negotiated 15-year anchor lease with renewal options for approximately 850,000 square feet (with expansion and contraction rights) at the Project for its primary office in New York City;
◦the rent for Citadel’s space will be determined by a formula based on a percentage return (that adjusts based on the actual cost of capital) on the total Project cost;
◦the master leases will terminate at the scheduled commencement of demolition;
•or, exercise an option to purchase the Site for $1.4 billion ($1.085 billion to Vornado and $315,000,000 to Rudin), in which case the Vornado/Rudin JV would not participate in the new development.
Further, the Vornado/Rudin JV will have the option from October 2024 to September 2030 to put the Site to KG for $1.2 billion ($900,000,000 to Vornado and $300,000,000 to Rudin). For ten years following any put option closing, unless the put option is exercised in response to KG’s request to form the joint venture or KG makes a $200,000,000 termination payment, the Vornado/Rudin JV will have the right to invest in a joint venture with KG on the terms described above if KG proceeds with development of the Site.

FINANCIAL HIGHLIGHTS AND BUSINESS DEVELOPMENTS (unaudited)
2023 Business Developments - continued
Sunset Pier 94 Studios Joint Venture
On August 28, 2023, we, together with Hudson Pacific Properties and Blackstone Inc., formed a joint venture (“Pier 94 JV”) to develop a 266,000 square foot purpose-built studio campus at Pier 94 in Manhattan (“Sunset Pier 94 Studios”). In connection therewith:
•We contributed our Pier 94 leasehold interest to the joint venture in exchange for a 49.9% common equity interest and an initial capital account of $47,944,000, comprised of (i) the $40,000,000 value of our Pier 94 leasehold interest contribution and (ii) a $7,994,000 credit for pre-development costs incurred. Hudson Pacific Properties (“HPP”) and Blackstone Inc. (together, “HPP/BX”) received an aggregate 50.1% common equity interest in Pier 94 JV and an initial capital account of $22,976,000 in exchange for (i) a $15,000,000 cash contribution upon the joint venture’s formation and (ii) a $7,976,000 credit for pre-development costs incurred. HPP/BX will fund 100% of cash contributions until such time that its capital account is equal to Vornado’s, after which equity will be funded in accordance with each partner’s respective ownership interest.
•The lease of Pier 94 with the City of New York was amended and restated to allow for the contribution to Pier 94 JV and to remove Pier 92 from the lease’s demised premises. The amended and restated lease expires in 2060 with five 10-year renewal options.
•Pier 94 JV closed on a $183,200,000 construction loan facility ($100,000 outstanding as of December 31, 2023) which bears interest at SOFR plus 4.75% and matures in September 2025, with one one-year as-of-right extension option and two one-year extension options subject to certain conditions. VRLP and the other partners provided a joint and several completion guarantee.
The development cost of the project is estimated to be $350,000,000, which will be funded with $183,200,000 of construction financing (described above) and $166,800,000 of equity contributions. Our share of equity contributions will be funded by (i) our $40,000,000 Pier 94 leasehold interest contribution and (ii) $34,000,000 of cash contributions, which are net of an estimated $9,000,000 for our share of development fees and reimbursement for overhead costs incurred by us.
Upon contribution of the Pier 94 leasehold, we recognized a $35,968,000 net gain primarily due to the step-up of our retained investment in the leasehold interest to fair value. The net gain was included in “net gains on disposition of wholly owned and partially owned assets” on our consolidated statements of income for the year ended December 31, 2023.

FINANCIAL HIGHLIGHTS AND BUSINESS DEVELOPMENTS (unaudited)
2023 Business Developments - continued
Dispositions
Alexander's, Inc. ("Alexander's")
On May 19, 2023, Alexander's completed the sale of the Rego Park III land parcel, located in Queens, New York, for $71,060,000, inclusive of consideration for Brownfield tax benefits and reimbursement of costs for plans, specifications and improvements to date. As a result of the sale, we recognized our $16,396,000 share of the net gain and received a $711,000 sales commission from Alexander’s, of which $250,000 was paid to a third-party broker.
The Armory Show
On July 3, 2023, we completed the sale of The Armory Show, located in New York, for $24,410,000, subject to certain post-closing adjustments, and realized net proceeds of $22,489,000. In connection with the sale, we recognized a net gain of $20,181,000 which is included in “net gains on disposition of wholly owned and partially owned assets” on our consolidated statements of income.
Manhattan Retail Properties Sale
On August 10, 2023, we completed the sale of four Manhattan retail properties located at 510 Fifth Avenue, 148–150 Spring Street, 443 Broadway and 692 Broadway for $100,000,000 and realized net proceeds of $95,450,000. In connection with the sale, we recognized an impairment loss of $625,000 which is included in “impairment losses, transaction related costs and other” on our consolidated statements of income.
220 Central Park South (“220 CPS”)
During the year ended December 31, 2023, we closed on the sale of two condominium units at 220 CPS for net proceeds of $24,484,000 resulting in a financial statement net gain of $14,127,000 which is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income. In connection with these sales, $2,168,000 of income tax expense was recognized on our consolidated statements of income.
Financing Activity
150 West 34th Street
On January 9, 2023, our $105,000,000 participation in the $205,000,000 mortgage loan on 150 West 34th Street was repaid, which reduced “other assets” and “mortgages payable, net” on our consolidated balance sheets by $105,000,000.
On October 4, 2023, we completed a $75,000,000 refinancing of 150 West 34th Street, of which $25,000,000 is recourse to the Operating Partnership. The interest-only loan bears a rate of SOFR plus 2.15% and matures in February 2025, with three one-year as-of-right extension options and an additional one-year extension option available subject to satisfying a loan-to-value test. The interest rate on the loan is subject to an interest rate cap arrangement with a SOFR strike rate of 5.00%, which matures in February 2026. The loan replaces the previous $100,000,000 loan, which bore interest at SOFR plus 1.86%.
697-703 Fifth Avenue (Fifth Avenue and Times Square JV)
On June 14, 2023, the Fifth Avenue and Times Square JV completed a restructuring of the 697-703 Fifth Avenue $421,000,000 non-recourse mortgage loan, which matured in December 2022. The restructured $355,000,000 loan, which had its principal reduced through an application of property-level reserves and funds from the partners, was split into (i) a $325,000,000 senior note, which bears interest at SOFR plus 2.00%, and (ii) a $30,000,000 junior note, which accrues interest at a fixed rate of 4.00%. The restructured loan matures in March 2028, as fully extended. Any amounts funded for future re-leasing of the property will be senior to the $30,000,000 junior note.
512 West 22nd Street
On June 28, 2023, a joint venture, in which we have a 55% interest, completed a $129,250,000 refinancing of 512 West 22nd Street, a 173,000 square foot Manhattan office building. The interest-only loan bears a rate of SOFR plus 2.00% in year one and SOFR plus 2.35% thereafter. The loan matures in June 2025 with a one-year extension option subject to debt service coverage ratio, loan-to-value and debt yield requirements. The loan replaces the previous $137,124,000 loan that bore interest at LIBOR plus 1.85% and had an initial maturity of June 2023. In addition, the joint venture entered the interest rate cap arrangement detailed in the table on the following page.
825 Seventh Avenue
On July 24, 2023, a joint venture, in which we have a 50% interest, completed a $54,000,000 refinancing of the office condominium of 825 Seventh Avenue, a 173,000 square foot Manhattan office and retail building. The interest-only loan bears a rate of SOFR plus 2.75%, with a 30 basis point reduction available upon satisfaction of certain leasing conditions, and matures in January 2026. The loan replaces the previous $60,000,000 loan that bore interest at LIBOR plus 2.35% and was scheduled to mature in July 2023.

FINANCIAL HIGHLIGHTS AND BUSINESS DEVELOPMENTS (unaudited)
2023 Business Developments - continued
Financing Activity - continued
Interest Rate Swap and Cap Arrangements
We entered into the following interest rate swap and cap arrangements during the year ended December 31, 2023. See page 12 for further information on our interest rate swap and cap arrangements:

(Amounts in thousands)	Notional Amount (at share)	All-In Swapped Rate	Expiration Date	Variable Rate Spread
Interest rate swaps:
555 California Street (effective 05/24)	$840,000	6.03%	05/26	S+205
PENN 11 (effective 03/24)(1)	250,000	6.34%	10/25	S+206
Unsecured term loan(2)	150,000	5.12%	07/25	S+129

		Index Strike Rate
Interest rate caps:
1290 Avenue of the Americas (70.0% interest)(3)	$665,000	1.00%	11/25	S+162
One Park Avenue (effective 3/24)	525,000	3.89%	03/25	S+122
640 Fifth Avenue (52.0% interest)	259,925	4.00%	05/24	S+111
731 Lexington Avenue office condominium (32.4% interest)	162,000	6.00%	06/24	Prime + 0
150 West 34th Street	75,000	5.00%	02/26	S+215
512 West 22nd Street (55.0% interest)	71,088	4.50%	06/25	S+200
______________________________
(1)The $500,000 mortgage loan is currently subject to a $500,000 interest rate swap with an all-in swapped rate of 2.22% and expires in March 2024. In January 2024, we entered into a forward swap arrangement for the remaining $250,000 balance of the $500,000 PENN 11 mortgage loan which is effective upon the March 2024 expiration of the current in-place swap. Together with the forward swap above, the loan will bear interest at an all-in swapped rate of 6.28% effective March 2024 through October 2025.
(2)In addition to the swap disclosed above, the unsecured term loan, which matures in December 2027, is subject to various interest rate swap arrangements that were entered into in prior periods. See page 12 for details.
(3)In connection with the arrangement, we made a $63,100 up-front payment, of which $18,930 is attributable to noncontrolling interests.

FINANCIAL HIGHLIGHTS AND BUSINESS DEVELOPMENTS (unaudited)
Leasing Activity:
The leasing activity and related statistics below are based on leases signed during the period and are not intended to coincide with the commencement of rental revenue in accordance with GAAP. Second generation relet space represents square footage that has not been vacant for more than nine months and tenant improvements and leasing commissions are based on our share of square feet leased during the period.
For the Three Months Ended December 31, 2023
840,000 square feet of New York Office space (475,000 square feet at share) at an initial rent of $100.33 per square foot and a weighted average lease term of 11.2 years. The changes in the GAAP and cash mark-to-market rent on the 449,000 square feet of second generation space were positive 3.9% and negative 9.4%, respectively. Tenant improvements and leasing commissions were $11.41 per square foot per annum, or 11.4% of initial rent.
41,000 square feet of New York Retail space (39,000 square feet at share) at an initial rent of $131.01 per square foot and a weighted average lease term of 11.1 years. The changes in the GAAP and cash mark-to-market rent on the 19,000 square feet of second generation space were positive 63.5% and positive 55.4%, respectively. Tenant improvements and leasing commissions were $29.58 per square foot per annum, or 22.6% of initial rent.
161,000 square feet at THE MART (all at share) at an initial rent of $49.89 per square foot and a weighted average lease term of 8.7 years. The changes in the GAAP and cash mark-to-market rent on the 132,000 square feet of second generation space were negative 0.5% and negative 5.7%, respectively. Tenant improvements and leasing commissions were $13.62 per square foot per annum, or 27.3% of initial rent.
For the Year Ended December 31, 2023
2,133,000 square feet of New York Office space (1,661,000 square feet at share) at an initial rent of $98.66 per square foot and a weighted average lease term of 10.0 years. The changes in the GAAP and cash mark-to-market rent on the 1,476,000 square feet of second generation space were positive 6.2% and negative 2.0%, respectively. Tenant improvements and leasing commissions were $7.44 per square foot per annum, or 7.5% of initial rent.
299,000 square feet of New York Retail space (239,000 square feet at share) at an initial rent of $118.47 per square foot and a weighted average lease term of 6.5 years. The changes in the GAAP and cash mark-to-market rent on the 131,000 square feet of second generation space were positive 20.7% and positive 18.8%, respectively. Tenant improvements and leasing commissions were $21.90 per square foot per annum, or 18.5% of initial rent.
337,000 square feet at THE MART (332,000 square feet at share) at an initial rent of $52.97 per square foot and a weighted average lease term of 7.2 years. The changes in the GAAP and cash mark-to-market rent on the 244,000 square feet of second generation space were negative 3.3% and negative 7.8%, respectively. Tenant improvements and leasing commissions were $11.44 per square foot per annum, or 21.6% of initial rent.
10,000 square feet at 555 California Street (7,000 square feet at share) at an initial rent of $134.70 per square foot and a weighted average lease term of 5.9 years. The changes in the GAAP and cash mark-to-market rent on the 4,000 square feet of second generation space were positive 12.8% and positive 2.4%, respectively. Tenant improvements and leasing commissions were $22.92 per square foot per annum, or 17.0% of initial rent.

UNSECURED NOTES COVENANT RATIOS AND CREDIT RATINGS (unaudited)
(Amounts in thousands)

		As of
Unsecured Notes Covenant Ratios(1)	Required	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Total outstanding debt/total assets(2)	Less than 65%	50%	50%	49%	50%
Secured debt/total assets	Less than 50%	33%	33%	33%	33%
Interest coverage ratio (annualized combined EBITDA to annualized interest expense)	Greater than 1.50	2.15	2.17	2.30	2.24
Unencumbered assets/unsecured debt	Greater than 150%	320%	319%	320%	340%

Consolidated Unencumbered EBITDA(1) (non-GAAP):	Q4 2023 Annualized
New York	$279,904
Other	107,640
Total	$387,544

Credit Ratings(3):	Rating	Outlook
Moody’s	Ba1	Stable
S&P	BBB-	Negative
Fitch	BB+	Stable
________________________________
(1)Our debt covenant ratios and consolidated unencumbered EBITDA are computed in accordance with the terms of our senior unsecured notes. The methodology used for these computations may differ significantly from similarly titled ratios and amounts of other companies. For additional information regarding the methodology used to compute these ratios and amounts, please see our filings with the SEC of our senior debt indentures and applicable prospectuses and prospectus supplements.
(2)Total assets include EBITDA capped at 7.0% per the terms of our senior unsecured notes covenants.
(3)Credit ratings are provided for informational purposes only and are not a recommendation to buy or sell our securities.

LIQUIDITY AND CAPITALIZATION (unaudited)
(Amounts in millions, except per share amounts)

Liquidity Snapshot(1)

(1)	Prior to June 30, 2022, the $1.25 billion revolving credit facility maturing in 2027, as fully extended, had full capacity of $1.5 billion.
(2)
The debt balances presented represent contractual debt balances. See reconciliation on page iv in the Appendix of consolidated debt, net as presented on our consolidated balance sheets to consolidated contractual debt as of December 31, 2023.

(3)	Based on the Vornado Realty Trust (NYSE: VNO) December 31, 2023 quarter end closing common share price of $28.25.

Company capitalization(2):	Amount	% Total
Consolidated mortgages payable (at 100%)	$5,730	37%
Unsecured debt (contractual)	2,575	17%
Perpetual preferred shares/units	1,223	8%
Equity(3)	5,909	38%
Total	15,437	100%
Pro rata share of debt of non-consolidated entities	2,654
Less: Noncontrolling interests' share of consolidated debt	(682)
Total at share	$17,409

NET DEBT TO EBITDAre, AS ADJUSTED (unaudited)
(Amounts in millions)
	As of and For the Year Ended December 31,
	2023		2022		2021		2020
Secured debt	$5,730		$5,878		$6,099		$5,608
Unsecured debt	2,575		2,575		2,575		1,825
Pro rata share of debt of non-consolidated entities	2,654		2,697		2,700		2,873
Less: Noncontrolling interests’ share of consolidated debt	(682)		(682)		(682)		(483)
Company’s pro rata share of total debt	$10,277		$10,468		$10,692		$9,823
% Unsecured debt	25%		25%		24%		19%

Company’s pro rata share of total debt	$10,277		$10,468		$10,692		$9,823
Less: Cash and cash equivalents and investments in U.S. Treasury bills	(997)		(1,362)		(1,760)		(1,624)
Less: Escrowed cash included within restricted cash on our balance sheet	(222)		(94)		(131)		(77)
Less: Pro rata share of unconsolidated partially owned entities’ cash and cash equivalents and escrowed cash	(296)		(316)		(291)		(283)
Plus: Noncontrolling interests’ share of cash and cash equivalents, escrowed cash and investments in U.S. Treasury bills	102		94		110		51
Less: Participation in 150 West 34th Street mortgage loan	—		(105)		(105)		(105)
Less: Projected cash proceeds from 220 Central Park South	(70)		(90)		(148)		(275)
Net debt	$8,794		$8,595		$8,367		$7,510
EBITDAre, as adjusted (non-GAAP)	$1,081		$1,091		$949		$910
Net debt / EBITDAre, as adjusted (non-GAAP)	8.1	x	7.9	x	8.8	x	8.3	x
See page ii in the Appendix for definitions of EBITDAre and net debt to EBITDAre, as adjusted. See reconciliation of net (loss) income to EBITDAre on page v in the Appendix and reconciliation of EBITDAre to EBITDAre, as adjusted on page vi in the Appendix.

DEBT SNAPSHOT (unaudited)
(Amounts in millions)
	As of December 31, 2023
	Total		Variable		Fixed(1)
(Contractual debt balances)	Amount	Weighted Average Interest Rate	Amount	Weighted Average Interest Rate	Amount	Weighted Average Interest Rate
Consolidated debt(2)	$8,304	3.94%	$1,311	6.26%	$6,993	3.50%
Pro rata share of debt of non-consolidated entities	2,655	5.38%	1,454	6.62%	1,201	3.87%
Total	10,959	4.28%	2,765	6.45%	8,194	3.55%
Less: Noncontrolling interests' share of consolidated debt (primarily 1290 Avenue of the Americas and 555 California Street)	(682)		(397)		(285)
Company's pro rata share of total debt	$10,277	4.22%	$2,368	6.31%	$7,909	3.59%
As of December 31, 2023, $1,305 of variable rate debt (at share) is subject to interest rate cap arrangements, the $1,063 of variable rate debt not subject to interest rate cap arrangements represents 10% of our total pro rata share of debt. See the following page for details.
________________________________
(1) Includes variable rate debt with interest rates fixed by interest rate swap arrangements and the $950,000 1290 Avenue of the Americas mortgage loan which is subject to a 1.00% SOFR interest rate cap arrangement.
(2) See reconciliation on page iv in the Appendix of consolidated debt, net as presented on our consolidated balance sheets to consolidated contractual debt as of December 31, 2023.

HEDGING INSTRUMENTS AS OF DECEMBER 31, 2023 (unaudited)
(Amounts in thousands)
	Debt Information			Swap / Cap Information
	Balance at Share	Maturity Date(1)	Variable Rate Spread	Notional Amount at Share		Expiration Date	All-In Swapped Rate

Interest Rate Swaps:
Consolidated:
555 California Street mortgage loan
In-place swap	$840,000	05/28	S+205	$840,000		05/24	2.29%
Forward swap (effective 05/24)				840,000		05/26	6.03%
770 Broadway mortgage loan	700,000	07/27	S+225	700,000		07/27	4.98%
PENN 11 mortgage loan
In-place swap	500,000	10/25	S+206	500,000		03/24	2.22%
Forward swap (effective 05/24)(2)				250,000		10/25	6.34%
Unsecured revolving credit facility	575,000	12/27	S+114	575,000		08/27	3.87%
Unsecured term loan	800,000	12/27	S+129
Through 07/25				700,000		07/25	4.52%
07/25 through 10/26				550,000		10/26	4.35%
10/26 through 8/27				50,000		08/27	4.03%
100 West 33rd Street mortgage loan	480,000	06/27	S+165	480,000		06/27	5.06%
888 Seventh Avenue mortgage loan	259,800	12/25	S+180	200,000		09/27	4.76%
4 Union Square South mortgage loan	120,000	08/25	S+150	98,200		01/25	3.74%
Unconsolidated:
731 Lexington Avenue - retail condominium mortgage loan	97,200	08/25	S+151	97,200		05/25	1.76%
50-70 West 93rd Street mortgage loan	41,667	12/24	S+164	41,168		06/24	3.14%
Interest Rate Caps:							Index Strike Rate	Cash Interest Rate(3)	Effective Interest Rate(4)
Consolidated:
1290 Avenue of the Americas mortgage loan	$665,000	11/28	S+162	$665,000		11/25	1.00%	2.62%	5.94%
One Park Avenue mortgage loan	525,000	03/26	S+122	525,000		03/25	3.89%	5.11%	6.09%
150 West 34th Street mortgage loan	75,000	02/28	S+215	75,000		02/26	5.00%	7.15%	7.10%
606 Broadway mortgage loan	37,060	09/24	S+191	37,060		09/24	4.00%	5.91%	5.95%
Unconsolidated:
640 Fifth Avenue mortgage loan	259,925	05/24	S+111	259,925		05/24	4.00%	5.11%	6.03%
731 Lexington Avenue - office condominium mortgage loan	162,000	06/24	Prime+0	162,000		06/24	6.00%	6.00%	8.46%
61 Ninth Avenue mortgage loan(6)	75,543	01/26	S+146	75,543		02/24	4.39%	5.85%	6.02%
512 West 22nd Street mortgage loan	70,729	06/25	S+200	70,729		06/25	4.50%	6.50%	7.16%
Rego Park II mortgage loan	65,624	12/25	S+145	65,624		11/24	4.15%	5.60%	6.28%
Fashion Centre Mall/Washington Tower mortgage loan	34,125	05/26	S+305	34,125		05/24	3.89%	6.94%	6.98%

Debt subject to interest rate swaps and subject to a 1.00% SOFR interest rate cap				$4,896,568
Variable rate debt subject to interest rate caps				1,305,006
Fixed rate debt per loan agreements				3,012,724
Variable rate debt not subject to interest rate swaps or caps				1,062,959	(5)
Total debt at share				$10,277,257
________________________________
(1)Assumes the exercise of as-of-right extension options.
(2)In January 2024, we entered into a forward swap arrangement for the remaining $250,000 balance of the $500,000 PENN 11 mortgage loan which is effective upon the March 2024 expiration of the current in-place swap. Together with the forward swap above, the $500,000 loan will bear interest at an all-in swapped rate of 6.28% effective March 2024 through October 2025.
(3)Equals the sum of (i) the index rate in effect as of the most recent contractual reset date, adjusted for hedging instruments, and (ii) the contractual spread.
(4)Equals the sum of (i) the cash interest rate and (ii) the effect of amortization of the interest rate cap premium over the term.
(5)Our exposure to SOFR index increases is partially mitigated by an increase in interest income on our cash, cash equivalents and restricted cash.
(6)In February 2024, we entered into a 4.39% interest rate cap arrangement expiring January 2026 and effective upon expiration of the currently in-place cap.
See page 7 for details of interest rate hedging arrangements entered into during 2023.

CONSOLIDATED DEBT MATURITIES (CONTRACTUAL BALANCES) (unaudited)
(Amounts in millions)

Consolidated Debt Maturity Schedule(1) as of December 31, 2023 (Excludes pro rata share of JV debt)(2)

Consolidated (100%):
Secured	$170	$880	$525	$1,580	$2,225	$350
Unsecured	—	450	400	1,375	—	350
Total consolidated debt (100%)	$170	$1,330	$925	$2,955	$2,225	$700
% of total consolidated debt	2.0%	16.0%	11.1%	35.6%	26.8%	8.5%
Debt maturities at share:
Consolidated debt (100%)	$170	$1,330	$925	$2,955	$2,225	$700
Pro rata share of debt of non-consolidated entities	1,064	576	620	40	159	196
Less: Noncontrolling interests' share of consolidated debt	(37)	—	—	—	(645)	—
Total debt at share	$1,197	$1,906	$1,545	$2,995	$1,739	$896
% of total debt at share	11.6%	18.5%	15.0%	29.1%	16.9%	8.9%
_______________________________
(1)Assumes the exercise of as-of-right extension options. Debt classified as fixed rate includes the effect of interest rate swap arrangements which may expire prior to debt maturity, and the $950,000 1290 Avenue of the Americas mortgage loan which is subject to a 1.00% SOFR interest rate cap arrangement. See the previous page for information on interest rate swap arrangements.
(2)Vornado Realty L.P. guarantees $800 of JV partnership debt comprised of the $300 mortgage loan on 7 West 34th Street and the $500 mortgage loan on 640 Fifth Avenue included in the Fifth Avenue and Times Square JV. This $800 is excluded from the schedule presented above.

CONSOLIDATED DEBT MATURITIES AT 100% (CONTRACTUAL BALANCES) (unaudited)
(Amounts in thousands)
Property	Maturity Date(1)	Spread over SOFR	Interest Rate(2)		2024	2025	2026	2027	2028	Thereafter	Total
Secured Debt:
435 Seventh Avenue	04/24	S+141	6.76%		$95,696	$—	$—	$—	$—	$—	$95,696
606 Broadway (50.0% interest)	09/24	S+191	5.91%		74,119	—	—	—	—	—	74,119
4 Union Square South	08/25		4.30%		—	120,000	—	—	—	—	120,000
PENN 11	10/25		2.22%		—	500,000	—	—	—	—	500,000
888 Seventh Avenue(3)	12/25		5.31%		—	259,800	—	—	—	—	259,800
One Park Avenue	03/26		5.11%		—	—	525,000	—	—	—	525,000
350 Park Avenue	01/27		3.92%		—	—	—	400,000	—	—	400,000
100 West 33rd Street	06/27		5.06%		—	—	—	480,000	—	—	480,000
770 Broadway	07/27		4.98%		—	—	—	700,000	—	—	700,000
150 West 34th Street	02/28		7.15%		—	—	—	—	75,000	—	75,000
555 California Street (70.0% interest)	05/28		3.83%		—	—	—	—	1,200,000	—	1,200,000
1290 Avenue of the Americas (70.0% interest)	11/28		2.62%		—	—	—	—	950,000	—	950,000
909 Third Avenue	04/31		3.23%		—	—	—	—	—	350,000	350,000
Total Secured Debt					169,815	879,800	525,000	1,580,000	2,225,000	350,000	5,729,615
Unsecured Debt:
Senior unsecured notes due 2025	01/25		3.50%		—	450,000	—	—	—	—	450,000
$1.25 Billion unsecured revolving credit facility	04/26	S+119	0.00%		—	—	—	—	—	—	—
Senior unsecured notes due 2026	06/26		2.15%		—	—	400,000	—	—	—	400,000
$1.25 Billion unsecured revolving credit facility	12/27		3.87%	(4)	—	—	—	575,000	—	—	575,000
$800 Million unsecured term loan	12/27		4.79%	(4)	—	—	—	800,000	—	—	800,000
Senior unsecured notes due 2031	06/31		3.40%		—	—	—	—	—	350,000	350,000
Total Unsecured Debt					—	450,000	400,000	1,375,000	—	350,000	2,575,000
Total Debt					$169,815	$1,329,800	$925,000	$2,955,000	$2,225,000	$700,000	$8,304,615
Weighted average rate					6.39%	3.44%	3.83%	4.58%	3.43%	3.32%	3.94%

Fixed rate debt(5)					$—	$1,248,200	$400,000	$2,855,000	$1,790,000	$700,000	$6,993,200
Fixed weighted average rate expiring					0.00%	3.21%	2.15%	4.51%	2.47%	3.32%	3.50%
Floating rate debt					$169,815	$81,600	$525,000	$100,000	$435,000	$—	$1,311,415
Floating weighted average rate expiring					6.39%	7.06%	5.11%	6.65%	7.37%	0.00%	6.26%
________________________________
(1)Assumes the exercise of as-of-right extension options.
(2)Represents the interest rate in effect as of period end based on the appropriate reference rate as of the contractual reset date plus contractual spread, adjusted for hedging instruments, as applicable. See the previous page for information on interest rate swap and interest rate cap arrangements.
(3)In December 2023, we entered into a loan modification pursuant to which principal amortization is waived for a period of time.
(4)Reflects a 0.01% interest rate reduction that we qualified for by achieving certain sustainability key performance indicator (KPI) metrics. We must achieve the KPI metrics annually in order to receive the interest rate reduction.
(5)Debt classified as fixed rate includes the effect of interest rate swap arrangements which may expire prior to debt maturity, and the $950,000 1290 Avenue of the Americas mortgage loan which is subject to a 1.00% SOFR interest rate cap arrangement. See the previous page for information on interest rate swap arrangements.

TOP 15 TENANTS (unaudited)
(Amounts in thousands, except square feet)
Tenants	Square Footage At Share	Annualized Escalated Rents At Share(1)	% of Total Annualized Escalated Rents At Share
Meta Platforms, Inc.	1,451,153	$167,180	9.3%
IPG and affiliates	1,044,715	69,186	3.9%
Citadel	585,460	62,498	3.5%
New York University	685,290	48,886	2.7%
Google/Motorola Mobility (guaranteed by Google)	759,446	41,765	2.3%
Bloomberg L.P.	306,768	41,279	2.3%
Amazon (including its Whole Foods subsidiary)	312,694	30,699	1.7%
Neuberger Berman Group LLC	306,612	28,184	1.6%
Swatch Group USA	11,957	27,333	1.5%
Madison Square Garden & Affiliates	408,031	27,326	1.5%
AMC Networks, Inc.	326,717	25,830	1.4%
LVMH Brands	65,060	25,442	1.4%
Bank of America	247,459	25,320	1.4%
Apple Inc.	412,434	24,076	1.3%
Equitable Financial Life Insurance Company	211,247	20,992	1.2%
			37.0%
________________________________
(1)Represents monthly contractual base rent before free rent plus tenant reimbursements multiplied by 12. Annualized escalated rents at share include leases signed but not yet commenced in place of current tenants or vacancy in the same space.

LEASE EXPIRATIONS (unaudited)
(Amounts in thousands)

Our Share of Square Feet of Expiring Leases As of December 31, 2023

New York Office	936	586	1,163	1,301	1,044	1,241	643	891	958	502	5,012
New York Retail	208	50	82	32	32	53	153	68	57	17	368
THE MART	244	212	288	184	705	133	47	299	420	54	273
555 California Street	65	274	238	65	112	120	109	—	5	15	173
Total	1,453	1,122	1,771	1,582	1,893	1,547	952	1,258	1,440	588	5,826
% of total	7.5%	5.8%	9.1%	8.1%	9.7%	8.0%	4.9%	6.5%	7.4%	3.0%	30.0%
_______________________________
(1)    Includes month-to-month leases, holdover tenants, and leases expiring on the last day of the current quarter.

DEVELOPMENT/REDEVELOPMENT - ACTIVE PROJECTS
(Amounts in thousands, except square feet)
		(at Vornado’s share)					Projected Incremental Cash Yield
New York segment:	Property Rentable Sq. Ft.	Budget		Cash Amount Expended	Remaining Expenditures	Stabilization Year
PENN District:
PENN 2	1,795,000	$750,000		$638,959	$111,041	2026	9.5%
Districtwide Improvements	N/A	100,000		47,424	52,576	N/A	N/A
Total PENN District		850,000	(1)	686,383	163,617

Sunset Pier 94 Studios (49.9% interest)(2)	266,000	125,000	(2)	7,994	117,006	2026	10.3%

Total Active Development Projects		$975,000		$694,377	$280,623
________________________________
(1)Excluding debt and equity carry.
(2)Represents our 49.9% share of the $350,000 development budget and excludes the $40,000 value of our contributed leasehold interest. $34,000 will be funded via cash contributions. See page 5 for further details.
There can be no assurance that the above projects will be completed, completed on schedule or within budget. In addition, there can be no assurance that the Company will be successful in leasing the properties on the expected schedule or at the assumed rental rates.

APPENDIX
DEFINITIONS AND NON-GAAP RECONCILIATIONS
i

FIXED INCOME SUPPLEMENTAL DEFINITIONS
The fixed income supplement includes various non-GAAP financial measures. Descriptions of these non-GAAP measures are provided below. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are provided within this supplemental package.
EBITDAre - EBITDAre (i.e., EBITDA for real estate companies) is a non-GAAP financial measure established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to EBITDA reported by other REITs that do not compute EBITDAre in accordance with the NAREIT definition. NAREIT defines EBITDAre as GAAP net income or loss, plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property including losses and gains on change of control, plus impairment write-downs of depreciated property and of investments in unconsolidated entities caused by a decrease in value of depreciated property in the joint venture, plus adjustments to reflect the entity's share of EBITDA of unconsolidated entities. The Company has included EBITDAre because it is a performance measure used by other REITs and therefore may provide useful information to investors in comparing Vornado's performance to that of other REITs.
Net Debt to EBITDAre, as adjusted - Net debt to EBITDAre, as adjusted represents the ratio of net debt to annualized EBITDAre, as adjusted. Net debt is calculated as (i) the Company’s consolidated debt less noncontrolling interests’ share of consolidated debt plus the Company’s pro rata share of debt of unconsolidated entities less (ii) the Company’s consolidated cash and cash equivalents, cash held in escrow and investments in U.S. Treasury bills less noncontrolling interests’ share of these amounts plus the Company’s pro rata share of these amounts for unconsolidated entities. Cash held in escrow represents cash escrowed under loan agreements including for debt service, real estate taxes, property insurance, and capital improvements, and the Company is not able to direct the use of this cash. The availability of cash and cash equivalents for use in debt reduction cannot be assumed, as the Company may use its cash and cash equivalents for other purposes. Further, the Company may not be able to direct the use of its pro rata share of cash and cash equivalents of unconsolidated entities.The Company discloses net debt to EBITDAre, as adjusted because management believes it is useful to investors as a supplemental measure in evaluating the Company’s balance sheet leverage. Net debt to EBITDAre, as adjusted may not be comparable to similarly titled measures employed by other companies.

NON-GAAP RECONCILIATIONS RECONCILIATION OF NET (LOSS) INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS TO NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS, AS ADJUSTED (unaudited)
(Amounts in thousands, except per share amounts)
	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net (loss) income attributable to common shareholders	$(61,013)	$(493,280)	$43,378	$(408,615)
Per diluted share	$(0.32)	$(2.57)	$0.23	$(2.13)

Certain expense (income) items that impact net (loss) income attributable to common shareholders:
Real estate impairment losses on wholly owned and partially owned assets	$72,664	$595,488	$73,289	$595,488
Our share of (income) loss from real estate fund investments	(13,638)	463	(14,379)	(1,671)
After-tax net gain on sale of 220 Central Park South ("220 CPS") condominium units and ancillary amenities	(5,786)	(29,773)	(11,959)	(35,858)
Credit losses on investments	8,269	—	8,269	—
Deferred tax liability on our investment in the Farley Building (held through a taxable REIT subsidiary)	3,526	3,482	11,722	13,665
Change in deferred tax assets related to taxable REIT subsidiaries	1,926	(2,971)	(188)	(4,304)
Net gain on contribution of Pier 94 leasehold interest to joint venture	—	—	(35,968)	—
After-tax net gain on sale of The Armory Show	—	—	(17,076)	—
Our share of Alexander's, Inc. ("Alexander's") gain on sale of Rego Park III land parcel	—	—	(16,396)	—
Other	8,252	(15,198)	10,530	8,053
	75,213	551,491	7,844	575,373
Noncontrolling interests' share of above adjustments and assumed conversion of dilutive potential common shares	(6,160)	(38,257)	64	(40,290)
Total of certain expense (income) items that impact net (loss) income attributable to common shareholders	69,053	513,234	7,908	535,083

Net income attributable to common shareholders, as adjusted (non-GAAP)	$8,040	$19,954	$51,286	$126,468
Per diluted share (non-GAAP)	$0.04	$0.10	$0.27	$0.66

NON-GAAP RECONCILIATIONS RECONCILIATION OF CONSOLIDATED DEBT, NET TO CONSOLIDATED CONTRACTUAL DEBT (unaudited)
(Amounts in thousands)
	As of December 31, 2023
	Consolidated Debt, Net	Deferred Financing Costs, Net and Other	Consolidated Contractual Debt
Mortgages payable	$5,688,020	$41,595	$5,729,615
Senior unsecured notes	1,193,873	6,127	1,200,000
$800 Million unsecured term loan	794,559	5,441	800,000
$2.5 Billion unsecured revolving credit facilities	575,000	—	575,000
	$8,251,452	$53,163	$8,304,615

NON-GAAP RECONCILIATIONS RECONCILIATION OF NET (LOSS) INCOME TO EBITDAre (unaudited)
(Amounts in thousands)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022	2021
Reconciliation of net (loss) income to EBITDAre (non-GAAP):
Net (loss) income	$(100,613)	$(525,002)	$32,888	$(382,612)	$207,553
Less net loss (income) attributable to noncontrolling interests in consolidated subsidiaries	49,717	10,493	75,967	5,737	(24,014)
Net (loss) income attributable to the Operating Partnership	(50,896)	(514,509)	108,855	(376,875)	183,539
EBITDAre adjustments at share:
Depreciation and amortization expense	126,685	155,524	499,357	593,322	526,539
Interest and debt expense	114,727	111,848	458,400	362,321	297,116
Real estate impairment losses	72,664	595,488	73,289	595,488	7,880
Income tax expense (benefit)	8,589	7,913	30,465	23,404	(9,813)
Net gains on sale of real estate	—	(30,397)	(72,955)	(58,920)	(15,675)
EBITDAre at share	271,769	325,867	1,097,411	1,138,740	989,586
EBITDAre attributable to noncontrolling interests in consolidated subsidiaries	(3,157)	18,137	39,405	71,786	75,987
EBITDAre (non-GAAP)	$268,612	$344,004	$1,136,816	$1,210,526	$1,065,573

v

NON-GAAP RECONCILIATIONS RECONCILIATION OF EBITDAre TO EBITDAre, AS ADJUSTED (unaudited)
(Amounts in thousands)
	For the Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022	2021
EBITDAre (non-GAAP)	$268,612	$344,004	$1,136,816	$1,210,526	$1,065,573

EBITDAre attributable to noncontrolling interests in consolidated subsidiaries	3,157	(18,137)	(39,405)	(71,786)	(75,987)

Certain (income) expense items that impact EBITDAre:
Our share of (income) loss from real estate fund investments	(13,638)	463	(14,379)	(1,671)	(3,757)
Gain on sale of 220 CPS condominium units and ancillary amenities	(6,607)	(34,844)	(14,127)	(41,874)	(50,318)
Credit losses on investments	8,269	—	8,269	—	—
Net gains on disposition of wholly owned and partially owned assets	—	(17,372)	(1,018)	(17,372)	(643)
Other	8,284	7,157	5,176	12,741	14,108
Total of certain (income) expense items that impact EBITDAre	(3,692)	(44,596)	(16,079)	(48,176)	(40,610)

EBITDAre, as adjusted (non-GAAP)	$268,077	$281,271	$1,081,332	$1,090,564	$948,976